                                                                    Exhibit 10.8

                     Sunoco, Inc. Executive Incentive Plan
                      Amendment Effective August 1, 2000
                      ----------------------------------

  Effective August 1, 2000, the Sunoco, Inc. Executive Incentive Plan (the "Plan") is hereby amended as follows:

     (1) the following text is inserted as a new Section 1.27 in the Plan, and the remaining Sections of Article I of the Plan are sequentially re-numbered, as appropriate:

          "1.27 Pro-rated Bonus Award - shall mean an amount equal to the respective Incentive Award otherwise payable to a Participant for the Plan Year in which the Participant's termination of employment with the Company (other than for Just Cause) is effective, multiplied by a fraction the numerator of which is the number of full and partial months in the applicable Plan Year through the date of termination of such Participant's employment, and the denominator of which is twelve (12)."

     (2) the current text of subsection 5.1 ("Forfeiture") of the Plan is deleted in its entirety, and the following text is inserted in lieu thereof:

          "5.1 Forfeiture. If a Participant's employment with the Company is terminated for Just Cause before March 1 after the performance year, such Participant will not receive an award for the preceding Plan Year."

     (3) the current text of subsection 5.2 ("Proration") of the Plan is deleted in its entirety, and the following text is inserted in lieu thereof:

          "5.2 Proration. A Pro-rated Bonus Award, reflecting participation for a portion of the Plan Year, will be paid to any Participant whose employment status changed during the year as a result of death or permanent disability (as determined by the Committee), or due to retirement, approved leave of absence, or termination at the Company's request (other than for Just Cause). New hires and part-time employees also will receive a prorated award. Unless otherwise required by applicable law, any prorated award payable hereunder will be paid on the date when Incentive Awards are otherwise payable as provided in the Plan."

                     Sunoco, Inc. Executive Incentive Plan
                     Amendment Effective November 1, 2000
                     ------------------------------------

  Effective November 1, 2000, the Sunoco, Inc. Executive Incentive Plan (the "Plan") is hereby amended as follows:

     (1) the following new Section 1.5 ("CIC Just Cause") is added, and the subsequent sections of the Plan are re-numbered sequentially:

          "1.5      CIC Just Cause - shall mean:
                    (a) a judicial determination that the Participant has committed fraud, misappropriation, or embezzlement against the Company; or
                    (b) a non-appealable conviction of, or entry of a plea of nolo contendere for, an act by the Participant constituting a felony which, as determined by the Company in good faith, constitutes a crime involving moral turpitude and has resulted in material harm to the Company, its subsidiaries and affiliates taken as a whole.
               A termination of employment pursuant to Just Cause shall not be effective unless accompanied by a copy of a resolution duly adopted by the affirmative vote of not less a majority of the Continuing Directors at a meeting of the Board of Directors which was called and held for the purpose of considering such termination, or if there are no Continuing Directors, when by at least three quarters (3/4) of the entire Board of Directors (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant's counsel, to be heard before the Board of Directors) finding that, in the good faith opinion of the Board of Directors, the Participant was guilty of conduct set forth in the preceding sentence, and specifying the particulars thereof in detail. In any Board deliberations or votes concerning a determination under this Section 1.5, the Participant shall recuse himself from such deliberations and votes."

     (2) the current Section 1.5 ("CIC Participant") is deleted in its entirety, and replaced with the following text:

          1.6  CIC Participant - shall mean any Participant who:
                    (a) was employed by the Company on the date of the Change in Control;
                    (b) was eligible for a prorated award under the provisions of Section 5.2; or
                    (c) following a Potential Change in Control, ceased to be an employee of the Company as a result of either a termination of employment by the Company other than for CIC Just Cause or a termination of employment by the Participant for one of the following reasons:
                         (1) The assignment to such Participant of any duties materially inconsistent with such Participant's positions, duties, responsibilities and status with the Company immediately prior to the Change in Control, or a reduction in the duties and responsibilities held by the Participant immediately prior to the Change in Control; a change in the Participant's reporting responsibilities, title or offices as in effect immediately prior to the Change in Control that is adverse to the Participant; or any removal of the Participant from or any failure to re-elect the Participant to any position with the Company that such Participant held immediately prior to the Change in Control except in connection with such Participant's:
                              (i) assignment to a new position at a higher combined annual base salary and Guideline Incentive Award; or
                              (ii) termination of employment by the Company for
                         CIC Just Cause; or
                         (2) With respect to any Participant who is a member of the Board of Directors immediately prior to the Change in Control, any failure of the shareholders of the Company to elect or reelect, or of the Company to appoint or reappoint, the Participant as a member of the Board of Directors;
                         (3) A reduction by the Company in the Participant's annual base salary or Guideline Incentive Award as in effect immediately prior to the Change in Control; the failure by the Company to continue in effect, or the taking of any action by the Company that would adversely affect such Participant's participation in or materially reduce such Participant's benefits under its employee benefit plans or compensation plans, taken as a whole, in which such Participant was participating immediately prior to the Change in Control; provided, however, that in the aggregate such actions by the Company significantly reduce the Participant's total compensation (i.e., the sum of Participant's annual base salary, Guideline Incentive Award and the aggregate value to the Participant of all employee benefit and compensation plans); or the failure by the Company, without the Participant's consent, to pay to the Participant any portion of the Participant's current compensation, or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company; or
                         (4) The Company requires the Participant to be based anywhere other than the Participant's present work location or a location within thirty-five (35) miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant's travel obligations during the period of twelve (12) consecutive months immediately preceding the Change in Control; provided, however, that the Participant can demonstrate that such termination or circumstance in subsections (1) through (4) herein leading to termination was at the request of a third party with which the Company had entered into negotiations or an agreement with regard to a Change in Control or otherwise occurred in connection with, or in anticipation of, a Change in Control, and also provided that in either such case, such Change in Control actually occurs within one (1) year following the date of termination."

  (3) the current Section 1.8 ("Common Stock Unit") is deleted in its entirety, and the subsequent sections of the Plan are re-numbered sequentially;

  (4) the following new Section 1.8 ("Code") is added, and the subsequent sections of the Plan are re-numbered sequentially:

          "1.8 Code - shall mean the Internal Revenue Code of 1986, as amended."

  (5) the current Section 1.11 ("Compensation Committee") is deleted in its entirety, and replaced with the following text:

          "1.9 Committee - shall mean the committee appointed to administer this Plan by the Board of Directors of the Company, as constituted from time to time. The Committee shall consist of at least two (2) members of the Board of Directors, each of whom shall meet applicable requirements set forth in the pertinent regulations under Section 16 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Code."

  (6) the following new Section 1.15 ("Fair Market Value") is added, and the subsequent sections of the Plan are re-numbered sequentially:

          "1.15 Fair Market Value - shall mean, as of any date and in respect of any share of Sunoco Stock, the opening price on such date of a share of Sunoco Stock (which price shall be the closing price on the previous trading day of a share of Sunoco Stock as reported on the New York Stock Exchange Composite Transactions Tape, and as reflected in the consolidated trading tables of the Wall Street Journal or any other publication selected by the Committee). If there is no sale of shares of Sunoco Stock on the New York Stock Exchange for more than ten (10) days immediately preceding such date, or if deemed appropriate by the Committee for any other reason, the fair market value of the shares of Sunoco Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Sunoco Stock be less than its par value."

  (7) the following new Section 1.19 ("Ordinary Just Cause") is added, and the subsequent sections of the Plan are re-numbered sequentially:

      "1.19  Ordinary Just Cause - shall mean:
            (a) the Participant's conviction for a criminal offense (other than a traffic offense) including, without limitation, a crime involving moral turpitude or common law fraud; or
            (b) the Company's reasonable determination that the Participant has:
                (1) committed an act of fraud, embezzlement, theft, or
            misappropriation of funds in connection with such Participant's duties in the course of his employment with the Company; or
                (2) engaged in gross mismanagement, willful misconduct, or gross negligence in the course of his/her employment with the Company; or
                (3) violated of any of the Company's policies, including, but not limited to, policies regarding sexual harassment, insider trading, confidentiality, substance abuse and/or conflicts of interest, which violation could result in the termination of the Participant's employment or removal as a director of the Company."

  (8) the current Section 1.20 ("LTPEP") is deleted in its entirety, and the subsequent sections of the Plan are re-numbered sequentially;

  (9) the current Section 1.22 ("Participant") is deleted in its entirety, and replaced with the following text:

          "1.20 Participant - shall mean a person participating or eligible to participate in the Plan, as determined under Section 2.4."

  (10) the current Section 1.27 ("Pro-rated Bonus Award") is deleted in its entirety, and replaced with the following text:

          "1.26 Pro-rated Bonus Award - shall mean an amount equal to the Incentive Award otherwise payable to a Participant for the Plan Year in which the Participant's termination of employment with the Company (other than for Ordinary Just Cause) is effective, multiplied by a fraction the numerator of which is the number of full and partial months in the applicable Plan Year through the date of termination of such Participant's employment, and the denominator of which is twelve (12)."

  (11) the current Section 1.28 ("Sun Stock") is deleted in its entirety, and replaced with the following text:

       "1.27  Sunoco Stock - shall mean the common stock of Sunoco, Inc."

  (12) the current Article III ("Determination of Guideline Incentive Awards") is deleted in its entirety, and replaced with the following text:

                                 "Article III
                  Determination of Guideline Incentive Awards

          3.1 Guideline Percentages. Within the time prescribed by Section 162(m) of the Code, the Committee will establish, in writing, the guideline incentive opportunities as a percentage of salary range midpoints for the applicable Plan Year. The salary range midpoint used in determination of the individual Guideline Incentive Award is the midpoint of the Participant's Hay point/grade under the salary administration program in effect on the last day of the final pay period of the current Plan Year.

          3.2 Guideline Incentive Award - The Guideline Incentive Award is calculated for each Participant by multiplying the individual Participant salary range midpoint by the applicable guideline percentage established by the Committee. Actual incentive awards to individual Participants may be greater or lesser than this guideline depending on Company and, as necessary, business unit, team and/or individual Participant performance."

  (13) the current Section 5.1 ("Forfeiture") is deleted in its entirety, and replaced with the following text:

          "5.1  Forfeiture.   Provided that no Change in Control of the Company
       has occurred, if a Participant voluntarily terminates his or her employment with the Company (for any reason other retirement, death, permanent disability, approved leave of absence) prior to December 31 of any Plan Year, such Participant will not receive payment of any Incentive Award for such Plan Year. Likewise, a Participant will not receive payment of any Incentive Award for a particular Plan Year if no Change in Control has occurred and the Participant's employment with the Company is terminated for Ordinary Just Cause before March 15 of the succeeding calendar year."

  (14) the following new Section 6.1(b) ("Negative Discretion") is added, and the subsequent sections of the Plan are re-numbered sequentially:

               "(b) Negative Discretion. The Committee will have the discretion, by Participant and by grant, to reduce (but not to increase) some or all of the amount of any Incentive Award that would otherwise be payable by reason of the satisfaction of the Performance Goals. In making any such determination, the Committee is authorized to take into account any such factor or factors it determines are appropriate, including but not limited to Company, business unit and individual performance; provided, however, the exercise of such negative discretion with respect to one executive may not be used to increase the amount of any award otherwise payable to another executive."

  (15) in the current Section 6.2(b) ("Deferral by Compensation Committee"), the term "Compensation Committee" is deleted wherever it appears, and is replaced by the term "Committee" in each instance.

  (16) the current Section 6.3 ("Awards of Sunoco Stock or Common Stock Units") is deleted in its entirety, and replaced with the following text:

          "6.3 Awards of Sunoco Stock. In the sole discretion of the Committee, all or a portion of each Participant's Incentive Award may be paid in shares of Sunoco Stock, all or a portion of which may be subject to certain restrictions for failure to meet applicable minimum stock ownership guidelines, or otherwise.
            (a) For a Participant subject to minimum stock ownership guidelines (as established from time to time by the Committee or the Company), but failing to meet the applicable personal ownership requirement within the prescribed period, the Committee may award shares of Sunoco Stock, from the treasury of the Company, subject to appropriate restrictions on sale, exchange, transfer, pledge, hypothecation, gift or other disposition.
            (b) The number of shares of Sunoco Stock to be issued from the Company's treasury pursuant to this Section 6.3 shall be determined by dividing:
                (1) the amount of the Incentive Award to be paid in Sunoco
            Stock; by
                (2) the average Fair Market Value of Sunoco Stock during the ten
            (10) consecutive trading days immediately preceding the date on which the Incentive award is to be paid.
            (c) All tax withholding will be satisfied from that remaining portion of the Incentive Award paid in cash."

                     Sunoco, Inc. Executive Incentive Plan
                     Amendment Effective December 6, 2000
                     ------------------------------------

     Effective December 6, 2000, the Sunoco, Inc. Executive Incentive Plan (the "Plan") is hereby amended as follows:

       (1) the current Article III ("Determination of Guideline Incentive Awards") is deleted in its entirety, and replaced with the following text:

                                  Article III
                  Determination of Guideline Incentive Awards

               3.1 Guideline Percentages. Within the time prescribed by Section 162(m) of the Code, the Committee will establish, in writing, for the applicable Plan Year, the guideline incentive opportunities for Participants as a percentage of actual salary in effect on the last day of the final pay period of the current Plan Year.

               3.2 Guideline Incentive Award - The Guideline Incentive Award is calculated for each Participant by multiplying the individual Participant's actual salary in effect on the last day of the final pay period of the current Plan Year by the applicable guideline percentage established by the Committee.

           Actual incentive awards to individual Participants may be greater or lesser than this guideline depending on Company and, as necessary, business unit, team and/or individual Participant performance.